Exhibit 99

For Release October 28, 2004                                   Contact:
4:01 pm                                                        Richard F. Latour
                                                               President and CEO
                                                               Tel: 781-994-4800

                      MicroFinancial Incorporated Announces
                           Third Quarter 2004 Results


Woburn,  MA--  October  28,  2004--  MicroFinancial   Incorporated   (NYSE-MFI),
announced today its financial results for the third quarter and the nine months ended September 30, 2004.

Third quarter revenue for the period ended September 30, 2004, was $14.2 million compared to $22.1 million for the same period last year. The reduction in revenues is attributable to the decrease in the size of the Company's portfolio of leases, rentals and service contracts. The Company was forced to suspend virtually all originations from October 2002 until June 2004 when the Company was able to secure a limited amount of new financing. During the third quarter of 2004, the Company focused its efforts on securing a larger, lower priced line of credit and restarting its origination business with a few select vendors.

The net loss for the quarter was $4.2 million, or a loss of $0.32 per share as compared with a net loss of $3.2 million or a loss of $0.25 per share in the prior year's third quarter. The net loss is primarily the result of a 64.3% decline in lease and loan revenues to $2.6 million, a 33.4% decline in service contracts to $1.4 million, and a 37.8% decrease in service fees and other to $1.8 million as compared to the same period last year. Other components of revenue declined by 14.5% to $8.5 million

Total operating expenses for the quarter declined 22.4% to $21.3 million as compared to the same period in 2003. Interest expense declined 64.8% to $0.6 million as a result of lower average debt balances for the quarter. Selling, general and administrative expenses decreased 7.7% to $7.2 million for the third quarter ended September 30, 2003, versus $7.8 million for the same period last year. The provision for credit losses decreased to $10.3 million for the quarter ended September 30, 2004 from $13.9 million for the same period last year, while net charge offs increased to $17.8 million from $16.6 million. Past due balances greater than 31 days delinquent at September 30, 2004 decreased to $51.5 million from $67.8 million last quarter. Total cash received from customers for the quarter decreased 15.6% to $19.0 million compared to $22.5 million for the previous quarter. Cash received from customers exceeded total revenues by $8.3 million for the quarter.

On September 29, 2004, the Company entered into a $30 million, three year revolving line of credit with CIT Commercial Services Group. This facility provided the Company with a lower cost of funds, allowed the Company to pay off its previous line of credit, and permitted the Company to avoid having to issue an additional 135,000 warrants at $0.825 to the participants under the old credit facility. As of September 30, 2004, the total outstanding debt under the new line of credit was $11.3 million.

Richard Latour, President and Chief Executive Officer of MicroFinancial stated, "We were very pleased to have finalized the revolving credit facility with CIT. This new credit facility was the next step in our process and will now provide the Company with the opportunity to focus on marketing efforts and hiring a sales force in order to rebuild vendor relationships in our efforts to re-establish ourselves as the leader in microticket leasing and finance."

For the nine-month period ended September 30, 2004, revenues decreased 32.9% to $48.0 million compared to $71.6 million during the same period in 2003. The reduction in revenues is directly related to the decline in the size of the Company's leases, rentals, and service contracts.

The net loss year to date ending September 30, 2004 was $14.8 million or ($1.12) per share versus a net loss of $7.7 million or ($0.59) per share for the same period last year. Total operating expenses for the nine months ended September 30, 2004 were $72.7 million compared to $84.4 million in 2003. Interest expense declined 68.3% to $2.0 million as a result of average debt balances being lower by approximately $93.2 million as compared to the same period last year. Selling, general and administrative expenses decreased 16.8% to $21.4 million for the first nine months of the year versus $25.7 million for the same period last year. The decrease was driven in part by a reduction in personnel related expenses of approximately $2.1 million, rent expenses of approximately $0.9 million, and legal expenses of $0.5 million. The Company's headcount at September 30, 2004 was 102; down from 144 at September 30, 2003, while depreciation and amortization decreased 8.6% to $11.4 million compared to $12.5 million in 2003. The provision for credit losses decreased 5.1% to $37.9 million for the nine-month period from $39.9 million for the same period last year. Year to date net charge-offs increased to $57.2 million for the nine months ended September 30, 2004 from $52.7 million from the same period last year. Total cash received from customers year to date decreased 38% to $66.7 million from the same period last year. Total cash received from customers exceeded year to date revenues by $18.7 million.

MicroFinancial Incorporated continues to operate without the use of gain on sale
accounting   treatment  and  a  balance  sheet  with  total   liabilities   less
subordinated debt to total equity plus subordinated debt of 0.4 to 1.

                           MICROFINANCIAL INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)
                                   (Unaudited)

                                              December 31,  September 30,
                                                  2003           2004
                                              -----------------------------
                                 ASSETS

Cash and cash equivalents                     $   6,533    $   6,251
Net investment in leases and loans:
     Receivables due in installments            175,788       86,564
     Estimated residual value                    19,110       11,038
     Initial direct costs                         1,804          656
     Less
        Advance lease payments and deposits         (37)         (27)
        Unearned income                         (23,729)      (8,813)
        Allowance for credit losses             (43,011)     (23,709)
                                              ----------------------
Net investment in leases and loans:           $ 129,925    $  65,709
Investment in service contracts, net              8,844        5,725
Investment in rental contracts, net               3,758        2,099
Restricted cash                                   2,376            -
Property and equipment, net                       2,086        1,131
Other assets                                      2,892        3,456
Deferred income tax                                 -          2,100
                                              ----------------------
          Total assets                        $ 156,414    $  86,471
                                              ======================



                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                  December 31,  September 30,
                                                                                     2003           2004
                                                                                -----------------------------
Notes payable                                                                      $  58,843    $  11,433
Subordinated notes payable                                                             3,262        4,396
Capitalized lease obligations                                                            209           81
Accounts payable                                                                       3,186        3,382
Other liabilities                                                                      4,104        2,077
Income taxes payable                                                                   7,789        7,809
Deferred income taxes payable                                                          7,755            -
                                                                                -------------------------
          Total liabilities                                                           85,148       29,178
                                                                                -------------------------

Stockholders' equity:
     Preferred stock,  $.01 par value;  5,000,000 shares  authorized;  no shares
        issued at December 31, 2003 and September 30, 2004                                 -            -
     Common stock, $.01 par value; 25,000,000 shares authorized;
        13,410,646 shares issued at December 31, 2003 and September 30, 2004             134          134
     Additional paid-in capital                                                       44,245       45,026
     Retained earnings                                                                29,402       14,622
     Treasury stock, at cost (234,230 and 225,343 shares at December 31,
     2003 and September 30, 2004, respectively)                                       (2,515)      (2,434)
     Deferred compensation                                                                 -          (55)
                                                                                -------------------------
          Total stockholders' equity                                                  71,266       57,293
                                                                                -------------------------
          Total liabilities and stockholders' equity                               $ 156,414    $  86,471
                                                                                =========================

               MICROFINANCIAL INCORPORATED CONDENSED CONSOLIDATED
          STATEMENTS OF OPERATIONS (In thousands, except share and per share data)
                                   (Unaudited)

                                                   For the three months ended
                                                         September 30,
                                                   -----------------------------
                                                         2003          2004
                                                         ----          ----

Revenues:
     Income on financing leases and loans              $7,173          $2,560
     Rental income                                      8,589           7,548
     Income on service contracts                        2,067           1,376
     Loss and damage waiver fees                        1,365             961
     Service fees and other                             2,863           1,780
                                                   --------------------------
             Total revenues                            22,057          14,225
                                                   --------------------------

Expenses:
     Selling general and administrative                 7,837           7,235
     Provision for credit losses                       13,852          10,295
     Depreciation and amortization                      4,106           3,161
     Interest                                           1,589             559
                                                   --------------------------
             Total expenses                            27,384          21,250
                                                   --------------------------

Loss before benefit for income taxes                   (5,327)         (7,025)
Benefit for income taxes                               (2,131)         (2,810)
                                                   --------------------------

Net loss                                              ($3,196)        ($4,215)
                                                   ==========================

Net loss per common share - basic and diluted          ($0.25)         ($0.32)
                                                   ==========================

Weighted-average shares used to compute:
          Basic and diluted net loss per share     12,999,035      13,183,916
                                                   --------------------------

                                                    For the nine months ended
                                                            September 30,
                                                   -----------------------------
                                                        2003            2004
                                                        ----            ----

Revenues:
     Income on financing leases and loans             $25,372          $9,962
     Rental income                                     25,763          24,177
     Income on service contracts                        6,653           4,671
     Loss and damage waiver fees                        4,271           3,127
     Service fees and other                             9,533           6,078
                                                   --------------------------
             Total revenues                            71,592          48,015
                                                   --------------------------

Expenses:
     Selling general and administrative                25,677          21,359
     Provision for credit losses                       39,900          37,885
     Depreciation and amortization                     12,463          11,391
     Interest                                           6,364           2,016
                                                   --------------------------
             Total expenses                            84,404          72,651
                                                   --------------------------

Loss before benefit for income taxes                  (12,812)        (24,636)
Benefit for income taxes                               (5,125)         (9,856)
                                                   --------------------------

Net loss                                              ($7,687)       ($14,780)
                                                   ==========================

Net loss per common share - basic and diluted          ($0.59)         ($1.12)
                                                   ==========================

Weighted-average shares used to compute:
          Basic and diluted net loss per share     12,999,035      13,182,050
                                                   --------------------------

MicroFinancial Inc. (NYSE: MFI), headquartered in Woburn, MA, is a financial intermediary specializing in leasing and financing for products in the $500 to $10,000 range. The company has been in operation since 1986.


Statements in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as "believes,"
"anticipates," "expects," "views, " and similar expressions are intended to identify forward-looking statements. The Company cautions that a number of important factors could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Readers should not place undue reliance on forward-looking statements, which reflect the management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure that it will be able to anticipate or respond timely to changes which could adversely affect its operating results in one or more fiscal quarters. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of the Company's common stock. For a more complete description of the prominent risks and uncertainties inherent in the Company's business, see the risk factors described in documents the Company files from time to time with the Securities and Exchange Commission.